Exhibit 10.4

Trees Corporation
215 Union Boulevard, Suite 415
Lakewood, CO 80228

December 15, 2023

TCM Tactical Opportunities Fund II LP
777 Westchester Avenue, Suite 203
White Plains, NY 10604

Attention: Peter Troob

Re:	TREES Corporation – Modification to Warrants

Dear Mr. Troob:

Reference is made to those certain warrants to purchase shares of common stock, par value $0.01 per share, of TREES Corporation, a Colorado corporation, presently held by TCM Tactical Opportunities Fund II LP and/or certain affiliates thereof (collectively, “TCM”), as more particularly set forth on Schedule A annexed hereto (“Warrants”). The purpose of this letter agreement is to amend certain terms of the Warrants as set forth herein, as follows:

1.	Exercise Price. The Exercise Price for all Warrants is hereby amended to be $0.40 per share.

2.	Expiration Date. The Expiration Date for all Warrants is hereby amended to be September 15, 2029.

3.	Remaining Terms. All remaining terms and conditions of the Warrants not otherwise amended pursuant to this letter agreement shall remain in full force and effect in accordance with their respective terms.

4.	Governing Law. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado (without giving effect to the conflict of laws principles thereof).

Very truly yours, TREES Corporation

By:	/s/ Adam Hershey
Adam Hershey
Interim Chief Executive Officer